STIFEL FINANCIAL CORP.
Form 8-K Dated May 11, 2009
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

            James M. Zemlyak, Chief Financial Officer
            (314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports First Quarter Results
Net Revenue of $220.0 million up 4%, Net Income of $13.2 million,
Diluted EPS $0.44

St. Louis, Missouri - May 11, 2009 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $13.2 million, or $0.44 per diluted share, on net revenues of $220.0 million for the quarter ended March 31, 2009. For the comparable quarter of 2008, net income was $14.3 million, or $0.54 per diluted share, on net revenues of $211.5 million. Our 2008 first quarter included acquisition charges of $4.0 million, or $0.15 per diluted share. All prior period share and earnings per share amounts have been retroactively restated to reflect the three-for-two stock split distributed in June 2008.

At March 31, 2009, our equity was $630.8 million, resulting in book value per share of $23.19.

Chairman's Comments

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Our quarter over quarter results were diminished particularly for our Private Client Group and Equity Capital Markets segments, as a result of the continued industry-wide difficult market conditions for corporate investment banking and reduced valuations of customers' assets offset by excellent performances by our Fixed Income Capital Markets and Stifel Bank segments. Additionally, overhead costs across all segments increased as we took advantage of hiring opportunities resulting from market displacements. Since the beginning of 2008, we have increased our number of  Financial Advisors and branch offices by hiring 363 Financial Advisors and opening 55 branches. In addition, we have added 134 revenue producing investment bankers, traders, institutional sales staff, and mortgage bankers along with 300 branch and home office support staff. This is an investment in our future and I am confident that our growth will position us to take advantage of the opportunities that lie ahead."

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended			Percent Change From
	3/31/2009	12/31/2008	3/31/2008	12/31/2008	3/31/2008
Total Revenues	$ 222,332	$ 233,756	$ 217,242	-5%	2%
Net Revenues	$ 219,981	$ 230,986	$ 211,477	-5%	4%
Net Income	$ 13,177	$ 16,046	$ 14,347	-18%	-8%
Per Share Information
	Three Months Ended			Percent Change From
	3/31/2009	12/31/2008	3/31/2008	12/31/2008	3/31/2008
Earnings Per Share: Diluted	$ 0.44	$ 0.53	$ 0.54	-18%	-19%
Weighed average common equivalent share Computations: Diluted shares	30,198	30,215	26,645	0%	13%

1

Business Highlights

Quarterly Highlights

  Net revenues of $220.0 million, a 4% increase from the prior year first quarter and a 5% decrease from the fourth quarter of 2008.

  Net income of $13.2 million, or $0.44 per diluted share, an 8% decrease over the prior year first quarter and an 18% decrease from the fourth quarter of 2008.

  Commissions and principal transactions revenue of $171.9 million increased 13% over the prior year first quarter and decreased 2% from the fourth quarter of 2008.

  Investment banking revenues decreased 29% to $15.5 million from the prior year first quarter and decreased 2% from the fourth quarter of 2008.

  Asset management and service fees revenue decreased 18% to $24.9 million from the prior year first quarter and decreased 15% from the fourth quarter of 2008.

  The Private Client Group segment recorded net revenues of $110.5 million, a 4% decrease from the first quarter of 2008 and a 1% decrease from the fourth quarter of 2008.

  The Fixed Income Capital Markets segment recorded net revenues of $58.4 million, a 33% increase over the first quarter of 2008 and relatively unchanged from the fourth quarter of 2008.

  The ECM segment net revenues decreased 4% from the first quarter 2008 and 14% from the fourth quarter of 2008.

  The number of Financial Advisors increased to 1,394 from 1,169 in the prior year first quarter.

  For the three months ended March 31, 2009, pre-tax margin was 10% compared to 11% for the previous year first quarter and 12% for the fourth quarter of 2008.

  For the three months ended March 31, 2008, annualized return on average equity was 9% as compared to 14% for the previous year first quarter and 11% for the fourth quarter of 2008.

  We announced an agreement to acquire from UBS Financial Services Inc. up to 55 branches from UBS Wealth Management Americas branch network.

2

Stifel Financial Corp.
Summary of Results of Operations(Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
Net Revenues	3/31/2009	% of Net revenue	12/31/2008	% of Net revenue	3/31/2008	% of Net revenue	12/31/2008	3/31/2009
Commissions	$ 74,610	33.9%	$ 83,599	36.2%	$ 85,701	40.5%	-11%	-13%
Principal transactions	97,278	44.2%	92,492	40.0%	66,937	31.7%	5%	45%
Investment banking	15,504	7.1%	15,775	6.8%	21,844	10.3%	-2%	-29%
Asset management and service fees	24,933	11.3%	29,346	12.7%	30,278	14.3%	-15%	-18%
Other	115	0.1%	1,571	0.7%	(1,207)	-0.6%	-93%	n/a
Total operating revenues	212,440	96.6%	222,783	96.4%	203,553	96.2%	-5%	4%
Interest revenue	9,892	4.5%	10,973	4.8%	13,689	6.5%	-10%	-28%
Total revenues	222,332	101.1%	233,756	101.2%	217,242	102.7%	-5%	2%
Less: Interest expense	2,351	1.1%	2,770	1.2%	5,765	2.7%	-15%	-59%
Net revenues	219,981	100.0%	230,986	100.0%	211,477	100.0%	-5%	4%
Non-Interest Expenses
Employee compensation and benefits	147,840	67.2%	141,750	61.4%	146,030	69.1%	4%	1%
Occupancy and equipment rental	17,867	8.1%	18,972	8.2%	15,716	7.4%	-6%	14%
Communication and office supplies	11,845	5.4%	12,734	5.5%	11,947	5.7%	-7%	-1%
Commissions and floor brokerage	4,360	2.0%	4,972	2.2%	481	0.2%	-12%	806%
Other operating expenses	15,914	7.2%	25,958	11.2%	13,378	6.3%	-39%	19%
Total non-interest expenses	197,826	89.9%	204,386	88.5%	187,552	88.7%	-3%	5%
Income before income taxes	22,155	10.1%	26,600	11.5%	23,925	11.3%	-17%	-7%
Provision for income taxes	8,978	4.1%	10,554	4.6%	9,578	4.5%	-15%	-6%
Net income	$ 13,177	6.0%	$ 16,046	6.9%	$ 14,347	6.8%	-18%	-8%
Per Share information
Earnings Per Share:
Basic	$ 0.49		$ 0.61		$ 0.61		-20%	-20%
Diluted	$ 0.44		$ 0.53		$ 0.54		-17%	-19%

Weighted average common equivalent shares
Basic shares	26,772		25,706		23,276		4%	15%
Diluted shares	30,198		30,215		26,645		0%	13%
Statistical Information
Book Value Per Share	$ 23.19	$ 22.75			$ 18.71		2%	24%
Financial Advisors	1,394	1,315			1,169		6%	19%
Employees	3,560	3,371			2,994		6%	19%
Locations	230	225			179		2%	28%
Total Client Assets (in thousands)	$ 54,854,000	$ 51,828,000			$57,283,000		6%	-4%

  Business Segment Results

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
Segment Data ($ In Thousands)
	Three Months Ended			Percent Change From
Net Revenues	03/31/2009	12/31/2008	03/31/2008	12/31/2008	03/31/2008
Private client	$ 110,524	$ 111,603	$ 114,853	-1%	-4%
Equity capital markets	47,083	54,902	49,228	-14%	-4%
Fixed income capital markets	58,389	58,276	44,002	0%	33%
Stifel Bank	3,640	1,080	2,082	237%	75%
Other	345	5,125	1,312	-93%	-74%
Total net revenues	$ 219,981	$ 230,986	$ 211,477	-5%	4%
Operating Contribution
Private client	$ 15,460	$ 19,216	$ 25,605	-20%	-40%
Equity capital markets	5,725	7,171	6,927	-20%	-17%
Fixed income capital markets	20,309	23,722	14,913	-14%	36%
Stifel Bank	1,774	(844)	309	n/a	474%
Other/unallocated overhead	(21,113)	(22,665)	(23,829)	n/a	n/a
Income before income taxes	$ 22,155	$ 26,600	$ 23,925	-17%	-7%

3

  Private Client Group Segment - First Quarter Highlights

  Net revenues of $110.5 million, a 4% decrease over the prior year first quarter and a 1% decrease from the fourth quarter of 2008.

  Operating contribution of $15.5 million, a 40% decrease over the prior year first quarter and a 20% decrease from the fourth quarter of 2008.

  Commissions and principal transactions revenue increased 5% over the prior year first quarter and increased 4% from the fourth quarter of 2008.

  Investment banking revenues decreased 50% from the prior year first quarter and increased 13% from the fourth quarter of 2008.

  Asset management and service fees revenue decreased 18% to $24.8 million as compared to the prior year first quarter and decreased 14% from the fourth quarter of 2008.

  For the three months ended March 31, 2009, employee compensation and benefits was 65% of net revenues compared to 63% for the same period last year and 63% for the fourth quarter of 2008.

  We completed the integration of Butler Wick PCG offices we acquired on December 31, 2008.

  We added 26 PCG offices and 164 Financial Advisors, including 17 offices and 67 Financial Advisors from Butler Wick, in the first quarter as part of our ongoing footprint expansion efforts.

  We announced an agreement to acquire from UBS Financial Services Inc. up to 55 branches from UBS Wealth Management Americas branch network.

Stifel Financial Corp.
Private Client Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From
Revenues:	03/31/2009	12/31/2008	03/31/2008	12/31/2008	03/31/2008
Commissions and principal transactions	$ 81,653	$ 78,597	$ 77,952	4%	5%
Investment banking	2,070	1,825	4,103	13%	-50%
Asset management and service fees	24,831	28,848	30,147	-14%	-18%
Net interest & other	1,970	2,333	2,651	-16%	-26%
Total net revenues	110,524	111,603	114,853	-1%	-4%
Non-interest expenses:
Employee compensation and benefits	72,218	69,762	72,845	4%	-1%
Other non-interest expenses	22,846	22,625	16,403	1%	39%
Total non-interest expenses	95,064	92,387	89,248	3%	7%
Income before income taxes	$ 15,460	$ 19,216	$ 25,605	-20%	-40%
Ratios to Net Revenues
Employee compensation and benefits	65%	63%	63%
Other non-interest expenses	21%	20%	14%
Net margins	14%	17%	22%

4

  Equity Capital Markets Segment - First Quarter Highlights

  Net revenues of $47.1 million, a 4% decrease over the prior year first quarter and a 14% decrease from the fourth quarter of 2008.

  Operating contribution of $5.7 million, a 17% decrease over the prior year first quarter and a 20% decrease from the fourth quarter of 2008.

  Commissions and principal transactions revenue increased 6% over the prior year first quarter and decreased 17% from the fourth quarter of 2008.

  Investment banking revenues decreased 29% over the prior year first quarter and decreased 1% from the fourth quarter of this year.

  For the three months ended March 31, 2009, employee compensation and benefits was 62% of net revenues compared to 64% for the prior year first quarter and 59% for the fourth quarter 2008.

  We added 12 revenue producers in the first quarter 2009.

Stifel Financial Corp.
Equity Capital Markets Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From
Revenues:	03/31/2009	12/31/2008	03/31/2008	12/31/2008	03/31/2008
Commissions and principal transactions	$ 36,787	$ 44,268	$ 34,654	-17%	6%
Capital raising	693	5,142	6,758	-87%	-90%
Advisory fees	9,405	5,026	7,509	87%	25%
Investment banking	10,098	10,168	14,267	-1%	-29%
Other	198	466	307	-58%	-36%
Total net revenues	47,083	54,902	49,228	-14%	-4%
Non-interest expenses:
Employee compensation and benefits	29,311	32,137	31,294	-9%	-6%
Other non-interest expenses	12,047	15,594	11,007	-23%	9%
Total non-interest expenses	41,358	47,731	42,301	-13%	-2%
Income before income taxes	$ 5,725	$ 7,171	$ 6,927	-20%	-17%
Ratios to Net Revenues
Employee compensation and benefits	62%	59%	64%
Other non-interest expenses	26%	28%	22%
Net margins	12%	13%	14%

5

  Fixed Income Capital Markets Segment - First Quarter Highlights

  Net revenues of $58.4 million, a 33% increase over the prior year first quarter and unchanged from the fourth quarter of 2008.

  Operating contribution of $20.3 million, a 36% increase over the prior year first quarter and a 14% decrease from the fourth quarter of 2008.

  Commissions and principal transactions revenue increased 34% over the prior year first quarter and were unchanged from the fourth quarter of 2008.

  For the three months ended March 31, 2009, employee compensation and benefits was 57% of net revenues compared to 59% for the prior year first quarter and 51% in the fourth quarter 2008.

  We added 8 revenue producers in the first quarter of 2009.

Stifel Financial Corp.
Fixed Income Capital Markets Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From
Revenues:	03/31/2009	12/31/2008	03/31/2008	12/31/2008	03/31/2008
Commissions and principal transactions	$ 53,448	$ 53,226	$ 40,032	0%	34%
Investment banking	3,337	3,783	3,474	-12%	-4%
Other	1,604	1,267	496	27%	224%
Total net revenues	58,389	58,276	44,002	0%	33%
Non-interest expenses:
Employee compensation and benefits	33,207	29,667	25,936	12%	28%
Operating expenses	4,873	4,887	3,153	0%	55%
Total non-interest expenses	38,080	34,554	29,089	10%	31%
Income before income taxes	$ 20,309	$ 23,722	$ 14,913	-14%	36%
Ratios to Net Revenues
Employee compensation and benefits	57%	51%	59%
Other non-interest expenses	8%	8%	7%
Net margins	35%	41%	34%

6

  Stifel Bank Segment - First Quarter Highlights

  Net revenues of $3.6 million increased 75% over the prior year first quarter and increased 237% over the fourth quarter of 2008.

  Operating contributions of $1.8 million increased 474% over the prior year first quarter and increased $2.6 million over the fourth quarter of 2008.

  Total retained loans, net, increased 42% from the prior year first quarter and decreased 5% over the fourth quarter of 2008.

  Total assets increased 113% over the prior year first quarter, and increased 54% over the fourth quarter of 2008.

  Non-performing loans as a percentage of total loans was 1.37%, a decrease from 1.51% in the prior year first quarter and increased from 0.30% in the fourth quarter of 2008.

Stifel Financial Corp.
Stifel Bank & Trust Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From
Revenues:	03/31/2009	12/31/2008	03/31/2008	12/31/2008	03/31/2008
Interest	3,656	3,763	3,551	-3%	3%
Other	670	(1,961)	247	n/a	171%
Total Revenues	4,326	1,802	3,798	140%	14%
Less: Interest expense	686	722	1,716	-5%	-60%
Total net revenues	3,640	1,080	2,082	237%	75%
Non-interest expenses:
Employee compensation and benefits	411	784	759	-48%	-46%
Other non-interest expenses	1,455	1,140	1,014	28%	43%
Total non-interest expenses	1,866	1,924	1,773	-3%	5%
Income before income taxes	1,774	(844)	309	n/a	474%
As of	3/31/2009	12/31/2008	3/31/2008
Total assets	$ 529,953	$ 343,417	$ 248,982	54%	113%
Total retained loans, net	$ 182,841	$ 192,819	$ 129,206	-5%	42%
Total loans held for sale, net	$ 31,108	$ 37,348	$ 3,433	-17%	806%
Total deposits	$ 459,305	$ 284,798	$ 192,487	61%	139%
Allowance for loan losses as a % of loans	1.47%	1.23%	1.32%
Total non-performing loans as a % of loans	1.37%	0.30%	1.51%

7

  Statement of Financial Condition Highlights (Unaudited)

  Total assets increased 25% to $2.0 billion at March 31, 2009 from $1.6 billion at March 31, 2008. Total stockholders' equity increased $193.8 million, or 44%, to $630.8 million at March 31, 2009, principally due to funds from our public offering, net income, and amortization of stock-based awards.

  At March 31, 2009, the Company reported total securities owned and investments at fair value of $649.7 million, which included securities categorized as level III of $37.8 million.

  Conference Call Information

  Stifel Financial Corp. will hold a conference call Monday, May 11, 2009, at 4:30 p.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response, the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.  The subjects to be covered may also contain forward-looking information.

  Company Information

  Stifel Financial Corp. operates 237 offices in 35 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

  Forward-Looking Statements

  This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies or to complete the acquisition of the branch offices and financial advisors as part of our transaction with UBS; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

  ######

8